SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement.               [ ] Confidential, for use of the
[X] Definitive proxy statement.                    Commission only (as permitted
[ ] Definitive additional materials.               by Rule 14a-6(e)(2)).
[ ] Soliciting material pursuant to
    Rule 14a-11(c) or 14a-12.

                                ORTHOLOGIC CORP.
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                (Name of Registrant as Specified in Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                                     [LOGO]

                              1275 West Washington
                              Tempe, Arizona 85281


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 17, 2002


TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of OrthoLogic Corp., a Delaware corporation (the "Company"), will be held on Friday, May 17, 2002 at 8:30 a.m. local time, at the offices of the Company at 1275 West Washington, Tempe, Arizona 85281, for the following purposes:

     (1) To elect two directors as Class II directors to serve until the Annual Meeting of Stockholders to be held in the year 2005 or until their respective successors are elected;

     (2) To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Stockholders of record at the close of business on April 3, 2002 are entitled to vote at the meeting and at any adjournment or postponement thereof. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of stockholders entitled to vote at the meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for 10 days prior to the meeting.

     A copy of the Company's 2001 Annual Report to Stockholders, which includes certified financial statements, is enclosed. All stockholders are cordially invited to attend the Annual Meeting in person.

                                 By order of the Board of Directors,


                                 Thomas R. Trotter
                                 Chief Executive Officer

Tempe, Arizona
April 15, 2002

--------------------------------------------------------------------------------
IMPORTANT: IT IS IMPORTANT THAT YOUR STOCKHOLDINGS BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
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
                                ORTHOLOGIC CORP.

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 17, 2002


                                TABLE OF CONTENTS


SOLICITATION, EXECUTION AND REVOCATION OF PROXIES..............................1

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF................................2
  Security Ownership of Certain Beneficial Owners and Management...............2

PROPOSAL 1:  ELECTION OF DIRECTORS.............................................3
  Board Meetings and Committees................................................6
  Compensation of Directors....................................................6

COMMITTEE REPORTS..............................................................7
  Report of the Compensation Committee of the Board of Directors...............7
  Compensation Committee Interlocks and Insider Participation..................9
  Certain Transactions........................................................11
  Summary Compensation Table..................................................11
  Option/SAR Grants in Last Fiscal Year.......................................12
  Aggregated Option/SAR Exercises in Last Fiscal Year
   and FY-End Option/SAR Values...............................................13
  Employment Contracts, Termination of Employment, and
   Change-in-Control Arrangements.............................................13
  Performance Graph...........................................................14
  Section 16(a) Beneficial Ownership Reporting Compliance.....................14

PROPOSAL 2: APPOINTMENT OF INDEPENDENT AUDITORS...............................15

OTHER MATTERS.................................................................15

STOCKHOLDER PROPOSALS.........................................................15

                                     [LOGO]

                              1275 West Washington
                              Tempe, Arizona 85281


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 17, 2002


                SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

     Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of OrthoLogic Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 17, 2002 or any adjournment thereof (the "Annual Meeting") at the offices of the Company at 1275 West Washington, Tempe, Arizona 85281. All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted in favor of the proposals to be acted upon at the Annual Meeting. The Board of Directors is not aware of any other matter which may come before the meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

     This Proxy Statement and the form of proxy which is enclosed are being mailed to the Company's stockholders commencing on or about April 15, 2002.

     A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

     In addition to the use of the mails, proxies may be solicited by personal conversations or by telephone, telex, facsimile or telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. The Company has also retained Georgeson Shareholder, 111 Commerce Road, Carlstadt, New Jersey 07072-2586, to aid in solicitation of proxies. For these services, the Company will pay Georgeson Shareholder a fee of $5,000 and reimburse it for certain out-of-pocket disbursements and expenses. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

     The mailing address of the principal corporate office of the Company is 1275 West Washington, Tempe, Arizona 85281.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only stockholders of record at the close of business on April 3, 2002 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, there were issued and outstanding 31,818,006 shares of Common Stock. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date. The presence of a majority of the shares of Common Stock entitled to vote, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. The Inspector of Election appointed by the Chairman of the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots and shall count all proxies and ballots. The two nominees for director receiving the highest number of affirmative votes (whether or not a majority) cast by the shares represented at the Annual Meeting and entitled to vote thereon, a quorum being present, shall be elected as directors. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required with respect to the approval of the other proposals set forth herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock at March 13, 2002 with respect to (i) each person known to the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock, (ii) each director of the Company and each director nominee, (iii) each of the named executive officers and (iv) all directors and executive officers of the Company as a group.

                                                        SHARES BENEFICIALLY
                                                             OWNED (1)
                                                    ----------------------------
IDENTITY OF STOCKHOLDER OR GROUP                       NUMBER          PERCENT
------------------------------------                -------------    -----------
Thomas R. Trotter (2)                                   867,392          2.7

Sherry A. Sturman (3)                                    45,690           *

Shane P. Kelly (4)                                       53,485           *

Donna L. Lucchesi (5)                                    55,975           *

Ruben Chairez (6)                                       115,803           *

James T. Ryaby (7)                                      152,087           *

Stuart H. Altman (8)                                    107,791           *

Fredric J. Feldman (9)                                  234,000           *

John M. Holliman III (10)                               257,000           *

Elwood D. Howse (11)                                    225,644           *

Augustus A. White III (12)                              225,161           *

Heartland Advisors, Inc.                              3,740,100         11.7
790 North Milwaukee Street
Milwaukee, Wisconsin 53202 (13)

Bricoleur Capital Management LLC                      2,094,750          6.6
12230 El Camino Real, Suite 100
San Diego, CA  92130 (14)

Dimensional Fund Advisors Inc.                        1,923,200          6.0
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401 (15)

All directors and executive officers                  2,419,591          7.6
as a group (12 persons) (16)

----------
*    Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 782,392 shares Mr. Trotter has a right to acquire upon exercise of stock options.

(3) Includes 44,690 shares Ms. Sturman has a right to acquire upon exercise of stock options.

(4) Includes 52,158 shares Mr. Kelly has a right to acquire upon exercise of stock options.

(5) Includes 50,975 shares Ms. Lucchesi has a right to acquire upon exercise of stock options.

(6) Includes 110,153 shares Mr. Chairez has a right to acquire upon exercise of stock options.

(7) Includes 125,087 shares Mr. Ryaby has a right to acquire upon exercise of stock options.

(8) Includes 106,791 shares Dr. Altman has a right to acquire upon exercise of stock options and 1,000 indirectly owned shares.

(9) Includes 153,000 shares Dr. Feldman has a right to acquire upon exercise of stock options and 10,000 indirectly owned shares. Voting and investment power shared with spouse.

(10) Includes 197,000 shares Mr. Holliman has a right to acquire upon exercise of stock options.

(11) Includes 177,000 shares Mr. Howse has a right to acquire upon exercise of stock options.

(12) Includes 121,500 shares Dr. White has a right to acquire upon exercise of stock options and 6,878 indirectly owned shares.

(13) Derived from a Schedule 13G, Amendment No. 8, dated January 15, 2002 filed by the stockholder pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Schedule 13G states that the securities "may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 by Heartland Advisors, Inc and William J. Nasgovitz, as a result of his position with and ownership in Heartland." The Schedule 13G, as amended, also states that the Common Stock is held in investment advisory accounts of Heartland Advisors, Inc., so various people have ownership rights to the Common Stock. Mr. Nasgovitz, as a result of his position as an officer and director of Heartland Group, Inc., is deemed the beneficial owner of 2,200,000 shares of common stock or 6.9% of the outstanding.

(14) Derived from a Schedule 13G dated February 13, 2002 filed by Bricoleur Capital Management LLC ("Bricoleur") pursuant to the 1934 Act. The Schedule 13G states that Bricoleur is an investment advisor under the Investment Advisors Act of 1940, that it services an investment manager for certain accounts that hold the securities reported on the Schedule 13G, and that Bricoleur "has been granted the authority to dispose of and vote those securities" but that "[e]ach entity trust [that] owns an account has the right to receive or power to direct the receipt of, dividends from, or the proceeds from the sale of, the securities held in the account."

(15) Derived from a Schedule 13G, Amendment No. 1 dated January 30, 2002 filed by Dimensional Fund Advisers, Inc ("Dimensional") pursuant to the 1934 Act. The Schedule 13G states that Dimensional is an investment advisor under the Investment Advisors Act of 1940, that it serves as investment manager to certain investment vehicles and that "[i]n its role as investment advisor and investment manager, Dimensional possesses voting and/or investment power over the securities of the Issuer" described in the Schedule 13G. Dimensional disclaims beneficial ownership of the securities.

(16) Includes 1,917,514 shares directors and executive officers have a right to acquire upon exercise of stock options.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     Two directors are to be elected at the Annual Meeting to serve as Class II directors until the Annual Meeting of Stockholders to be held in the year 2005 and until their respective successors are elected. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM FOR THE COMPANY'S NOMINEES JOHN M. HOLLIMAN III AND AUGUSTUS A. WHITE III, M.D., PH.D. Mr. Holliman and Dr. White are currently directors of the Company. The two nominees for director receiving the highest number of affirmative votes (whether or not a majority) cast by the shares represented at the Annual Meeting and entitled to vote thereon, a quorum being present, shall be elected as directors. Only affirmative votes are relevant in the election of directors.

     Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery at 1275 West Washington, Tempe, Arizona or by United States mail, postage prepaid to Secretary, OrthoLogic Corp., 1275 West Washington, Tempe, Arizona 85281, not later than: (i) with respect to the election to be held at an annual meeting of stockholders, 20 days in advance of such meeting; and (ii) with respect to any election to be held at a special meeting of stockholders for the election of directors, the close of business on the fifteenth (15th) day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC if such nominee had been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if elected. The chairman of a stockholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The nomination and other features of directorships may be affected by the resolutions establishing series of preferred stock.

     Pursuant to the Company's Certificate of Incorporation, as amended, the Board of Directors is classified into three classes, with each class holding office for a three-year period. The Certificate of Incorporation restricts the removal of directors under certain circumstances. The number of directors may be increased to a maximum of nine. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

     The names of the nominees for director and of the directors whose terms continue beyond the Annual Meeting, and certain information about them, are set forth below.

     NOMINEES FOR CLASS II DIRECTORS WHOSE TERMS WILL EXPIRE AT THE ANNUAL MEETING HELD IN THE YEAR 2005:

JOHN M. HOLLIMAN III(1)(2)(4)                                Director since 1987

John M. Holliman III, 48, has served as a director of the Company since September 1987 and as a Chairman of the Board of Directors since August 1997. Since February 1993, he has been a general partner of entities which are the general partners of Valley Ventures, L.P. (formerly known as Arizona Growth Partners, L.P.), and Valley Ventures II, L.P., both venture capital funds. From 1985 to 1993, he was the Managing Director and Senior Managing Director of Valley Ventures' predecessor, Valley National Investors, Inc., a venture capital subsidiary of The Valley National Bank of Arizona.

AUGUSTUS A. WHITE III, M.D., PH.D. (4)                       Director since 1993

Dr. Augustus A. White III, 65, became a director of the Company in July 1993. He was a Professor of Orthopaedic Surgery at Yale Medical School, and has been a Professor of Orthopaedic Surgery at Harvard Medical School since 1978. Dr. White is also Orthopaedic Surgeon in Chief Emeritus at Beth Israel Deaconess Medical Center. He is a former director of American Shared Hospital Services, a publicly held imaging equipment leasing company.

(1)  Member of the Executive Committee
(2)  Member of the Audit Committee
(3)  Member of the Compensation Committee
(4)  Member of the Nominating Committee

           THE BOARD RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

     DIRECTORS CONTINUING IN OFFICE:

     CLASS III DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2003 ANNUAL MEETING:

STUART H. ALTMAN, PH.D. (2)                                  Director since 1998

Stuart H. Altman, 64, has been a Professor of National Health Policy at the Florence Heller Graduate School for Social Policy, Brandeis University since 1977. He was Dean of the Florence Heller Graduate School from 1977 to 1993. For twelve years (1984 to 1996), he was Chairman of the Congressional Prospective Payment Assessment Commission responsible for advising Congress and the Administration on Medicare Payment Policies for Hospitals, Nursing Homes, Home Health Agencies and other health care providers. Dr. Altman has served as the Chair of the Advisory Board to the Institute of Medicine of the National Academy of Sciences and serves as a member of the Board of Trustees of Beth Israel Hospital in Boston, Massachusetts. From 1971 to 1976, Dr. Altman was Deputy Assistant Secretary for Planning and Evaluation/Health at Health, Education and Welfare under President Nixon. Dr. Altman is a director of IDX Systems Corporation, a publicly held provider of healthcare information systems.

ELWOOD D. HOWSE, JR.(1)(2)(3)                                Director since 1987

Elwood D. Howse, Jr., 62, has served as a director of the Company since September 1987. He is a general partner of CH Partners IV, a venture capital fund, and was a co-founder of Cable & Howse Ventures, a venture capital management firm. Mr. Howse has served as the President of Cable & Howse Ventures, Inc. since 1981. He is a member of the boards of directors of Applied Microsystems Corporation, a publicly held provider of software development tools and technologies, ImageX.com, Inc., a public business to business Internet market maker for printed business materials, as well as several private companies and not-for-profit organizations.

      CLASS I DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2004 ANNUAL MEETING:

FREDRIC J. FELDMAN, PH.D.(1)(3)                              Director since 1991

Fredric J. Feldman, Ph.D., 62, has been the President of FJF Associates, a consultant to health care venture capital and emerging companies, since February 1992. From September 1995 to June 1996, he was the Chief Executive Officer of Biex, Inc. a women's healthcare company. Dr. Feldman returned to his position as Chief Executive Officer of Biex again in 1999. He served as Chief Executive Officer of Oncogenetics, Inc., a cancer genetics reference laboratory from 1992 to 1995. Between 1988 and 1992, Dr. Feldman was the President and Chief Executive Officer of Microgenics Corporation, a medical diagnostics company. He is a director of Sangstat Medical Corp., a publicly held biotech transplant drug company, and of Ostex International, Inc., a publicly held developer of diagnostics and therapeutics for skeletal and connective tissue diseases.

THOMAS R. TROTTER                                            Director since 1997

Thomas R. Trotter, 54, joined the Company as President and Chief Executive Officer and a Director in October 1997. From 1988 to October 1997, Mr. Trotter held various positions at Mallinckrodt, Inc. in St. Louis, Missouri, most recently as President of the Critical Care Division and a member of the Corporate Management Committee. From 1984 to 1988, he was President and Chief Executive Officer of Diamond Sensor Systems, a medical device company in Ann Arbor, Michigan. From 1976 to 1984, he held various senior management positions at Shiley, Inc. (a division of Pfizer, Inc.) in Irvine, California.

(1)  Member of the Executive Committee.
(2)  Member of the Audit Committee.
(3)  Member of the Compensation Committee.
(4)  Member of the Nominating Committee.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of four meetings during the fiscal year ended December 31, 2001. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and any committee on which such director served during the period of such service.

     The Board presently has an Executive Committee, an Audit Committee, a Compensation Committee and a newly constituted Nominating Committee. The Executive Committee, which acts on Board matters that arise between meetings of the full Board of Directors, consists of Dr. Feldman, Mr. Holliman and Mr. Howse and met four times during 2001.

     The Audit Committee consists of Mr. Howse, Mr. Altman and Mr. Holliman and met four times in 2001. The Audit Committee meets independently with representatives of the Company's independent auditors and with representatives of senior management. The Committee reviews the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee is also responsible for recommending the engagement or discharge of the Company's independent auditors.

     The Compensation Committee, which consists of Dr. Feldman and Mr. Howse, met once during 2001. The Compensation Committee reviews salaries and benefit programs designed for senior management, officers and directors and administers certain grants under the Company's stock option plans with a view to ensure that the Company is attracting and retaining highly qualified managers through competitive salary and benefit programs and encouraging extraordinary effort through incentive rewards.

     The Nominating Committee was constituted in March 2002 to examine and recommend nominations for the Board of Directors and officers of the Company. The Nominating Committee was not involved in the nominations for the Class II directors for this year's Annual Meeting of Shareholders. The Nominating Committee consists of Mr. Holliman and Dr. White. The Nominating Committee did not meet in 2001, but met once in 2002 for its organizational meeting. The Nominating Committee at this time has not established a procedure for accepting shareholder nominations.

COMPENSATION OF DIRECTORS

     The Company pays non-employee directors an annual retainer of $12,000. All directors are eligible for the grant of nonqualified stock options pursuant to the Company's 1997 Stock Option Plan. The Company issued options to acquire 30,000, 25,000 and 5,000 shares to each non-employee director on January 19, October 26 and December 31, 2001, respectively. All such options vested immediately and were granted at the market price of $3.188, $3.93 and $4.89, respectively, on the date of grant. On August 24, 2001, Jock Holliman was granted options for an additional 20,000 shares at the market price of $3.58 that vested immediately. The options have been granted with ten-year terms.

     For information regarding options granted to the Company's only employee-director (Mr. Trotter) during 2001, see the table captioned "Option/SAR Grant in Last Fiscal Year" below.

     The following table summarizes options granted to non-employee directors during the year ended December 31, 2001:

        NAME               DATE OF OPTION     NUMBER OF SHARES     OPTION PRICE
---------------------      --------------     ----------------     ------------

Stuart H. Altman              01/19/01             30,000             $3.188
                              10/26/01             25,000             $3.930
                              12/31/01              5,000             $4.890

Fredric J. Feldman            01/19/01             30,000             $3.188
                              10/26/01             25,000             $3.930
                              12/31/01              5,000             $4.890

John M. Holliman III          01/19/01             30,000             $3.188
                              08/24/01             20,000             $3.580
                              10/26/01             25,000             $3.930
                              12/31/01              5,000             $4.890

Elwood D. Howse, Jr.          01/19/01             30,000             $3.188
                              10/26/01             25,000             $3.930
                              12/31/01              5,000             $4.890

Augustus A. White III         01/19/01             30,000             $3.188
                              10/26/01             25,000             $3.930
                              12/31/01              5,000             $4.890

                                COMMITTEE REPORTS

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS (THE "COMMITTEE") AND THE PERFORMANCE GRAPH INCLUDED ELSEWHERE IN THIS PROXY STATEMENT SHALL NOT BE DEEMED SOLICITING MATERIAL OR OTHERWISE DEEMED FILED AND SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY OTHER FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT OR THE PERFORMANCE GRAPH BY REFERENCE THEREIN.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Committee recommends the compensation of the Chief Executive Officer to the Board and reviews and approves the design, administration and effectiveness of compensation programs for other key executive officers, including salary, cash bonus levels, other perquisites and certain option grants under the Company's stock option plans (the "Plans").

COMPENSATION PHILOSOPHY

     The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and shareholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. During 2001, the Company used base salary, executive officer cash bonuses and stock options to achieve these objectives. In carrying out these objectives, the Committee considers the following:

     (1) THE LEVEL OF COMPENSATION PAID TO EXECUTIVE OFFICERS IN POSITIONS OF COMPANIES SIMILARLY SITUATED IN SIZE AND PRODUCTS. To ensure that pay is competitive, the Committee, from time to time, compares the Company's executive compensation packages with those offered by other companies in the same or similar industries or with other similar attributes. The Company typically surveys publicly available information regarding companies listed on the Nasdaq National Market which are comparable in size, products or industry with the Company.

     (2) THE INDIVIDUAL PERFORMANCE OF EACH EXECUTIVE OFFICER. Individual performance includes any specific accomplishments of such executive officer, demonstration of job knowledge and skills and teamwork.

     (3) CORPORATE PERFORMANCE. Corporate performance is evaluated both subjectively and objectively. Subjectively, the Compensation Committee discusses and makes its own determination of how the Company performed relative to the opportunities and difficulties encountered during the year and relative to the performance of competitors and business conditions. Objectively, corporate performance is measured by predetermined operating and financial goals.

     (4) THE RESPONSIBILITY AND AUTHORITY OF EACH POSITION RELATIVE TO THE OTHER POSITIONS WITHIN THE COMPANY.

     The Committee does not quantitatively weigh these factors but considers all factors as a whole, using its discretion, best judgment and the experiences of its members, in establishing executive compensation. The application given each of these factors in establishing the components of executive compensation are as follows:

     BASE SALARY. In establishing base salaries, the Committee believes that it tends to give greater weight to factors 1, 2 and 4 above. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the market. In conducting annual salary reviews, the Committee considers each individual executive officer's achievements during the prior fiscal year in meeting the Company's financial and business objectives, as well as the executive officer's performance of individual responsibilities and the Company's financial position and overall performance. The Committee considers the low, midpoint and upper ranges of base salaries publicly disclosed by companies that OrthoLogic believes are comparable to it and generally targets base salary to the mid-point of the ranges.

     PERFORMANCE BONUSES. In establishing performance bonuses, the Committee believes that it tends to give greater weight to factors 2 and 4 above and further believes that such performance bonuses are a key link between executive pay and stockholder value. The Company has adopted a Management Bonus Plan that is based upon the financial performance of the Company and other specific company-wide objectives established by the Committee and approved by the full Board of Directors. For 2001, executive bonuses were targeted at between 40% and 56% of the executive officers' base salaries if the goals were achieved, with the more senior executive officers having a higher percentage of total compensation from annual cash bonuses. The measures chosen by the Committee to evaluate the Company's performance may vary from year to year depending on the particular facts and circumstances at the time.

     OPTION GRANTS. In establishing option grants or recommendations to the entire Board, the Committee believes it tends to give greater weight to factors 2 and 3 above. The Committee believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of officers with the stockholders. The Committee typically recommends or awards a grant under a Plan upon hiring executive officers, subject to a four-year vesting schedule. After the initial stock option grant, the Committee considers additional grants, usually on an annual basis, under the Plan. Options are granted at the current market price for the Company's Common Stock and, consequently, have value only if the price of the Common Stock increases over the exercise price for the period during which the option is exercisable. The size of the initial grant is usually determined with reference to the seniority of the officer, the contribution the officer is expected to make to the Company and comparable equity compensation offered by others in the industry. In determining the size of the periodic grants, the Committee considers prior option grants to the officer, independent of whether the options have been exercised, the executive's performance during the year and his or her expected contributions in the succeeding year. The Committee believes that periodic option grants provide incentives for executive officers to remain with the Company.

     The Omnibus Budget Reconciliation Act of 1993 includes potential limitations on tax deductions for compensation in excess of $1,000,000 paid to the Company's Chief Executive Office and four highest-paid executive officers. The Compensation Committee has analyzed the impact of this change in the tax law on the compensation policies of the Company, has determined that historically the effect of this provision on the taxes paid by the Company has and would not have been significant and has decided for the present to not modify the compensation policies of the Company based on such changes in the tax law. In the event that the Committee determines that a material amount of compensation might potentially not be deductible, it will consider what actions, if any, should be taken to seek to make such compensation deductible without compromising its ability to motivate and reward excellent performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee reviews the performance of the Chief Executive Officer at least annually. When Mr. Trotter was hired in October 1997, the Compensation Committee reviewed data from a survey of salaries for companies comparable in size, products and industry and considered the Company's earnings and financial position. Based on this criteria, the Compensation Committee set Mr. Trotter's salary at $260,000 with a bonus percentage within the range previously approved for all executive officers. Mr. Trotter's compensation package was structured in the same manner for 2001, with an increase in salary to $315,000.

     In January 2002, the Compensation Committee met to determine bonuses based on performance during 2001 and awarded $483,885 to its Chief Executive Officer and its top five executive officers. At the same meeting, the Compensation Committee set performance goals for 2002 and structured the 2002 Management Bonus Plan.

                       Compensation Committee During 2001:

Fredric J. Feldman                                          Elwood D. Howse, Jr.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2001, Fredric J. Feldman and Elwood D. Howse, Jr., independent directors, served on the Compensation Committee of the Board of Directors.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The role of the Audit Committee (the "Committee") is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent," as required by applicable listing standards of the Nasdaq National Market. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     Among other matters, the Committee monitors the activities and performance of the external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the company's independent auditor. Management and independent auditor presentations to and discussions with the Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor.

     In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as currently in effect, and written confirmations from management with respect to services provided by the auditors, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence. The Audit Committee met four times in 2001, once separately with the auditors without the presence of management.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

                           Audit Committee During 2001

John M. Holliman, III           Stuart H. Altman            Elwood D. Howse, Jr.

                              CERTAIN TRANSACTIONS

     The Company has entered into indemnity agreements with all of its directors and officers for the indemnification of and advancing of expenses to such persons to the full extent permitted by law.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth, with respect to the years ended December 31, 2001, 2000 and 1999 compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the five other most highly compensated executive officers who were serving as executive officers at December 31, 2001.
(1)

                                                                                                LONG-TERM
                                                                                               COMPENSATION
                                                           ANNUAL COMPENSATION                    AWARDS
                                              --------------------------------------------     ------------
                                                                                                SECURITIES
                                                                              OTHER ANNUAL      UNDERLYING
                                                                              COMPENSATION     OPTIONS/SARS         ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR        SALARY ($)      BONUS ($)          ($)(2)           (#)(3)         COMPENSATION ($)
---------------------------       ----        ----------      ---------       ------------     ------------      ----------------
Thomas R. Trotter                 2001         312,115         175,000           5,400                300               --
President and Chief               2000         297,307         120,000           5,400            300,100               --
Executive Officer                 1999         281,500         114,000           5,400             50,000               --

Sherry A. Sturman
Vice President of                 2001         155,983          72,000              --            135,350               --
Administration, Chief             2000         113,139          17,100              --              3,850               --
Financial Officer                 1999         100,643          10,971              --              3,750               --

Shane P. Kelly                    2001         155,000          70,425              --             65,300               --
Vice President of Sales           2000         114,346          85,987              --             73,100               --
                                  1999          89,090          55,130              --                 --               --

Donna L. Lucchesi                 2001         144,477          56,840              --            125,350               --
Vice President of Marketing       2000         116,112          21,750              --              2,100               --
                                  1999         106,959           4,050              --              2,000               --

Ruben Chairez, Ph.D               2001         143,461          56,260              --             55,300               --
Vice President of                 2000         135,654          33,000              --                100               --
Regulatory and Compliance         1999         129,134          38,500              --             17,500               --

James T. Ryaby, Ph.D              2001         143,654          53,360              --                300               --
Vice President Research           2000         136,835          20,700              --             88,850               --
and Clinical Affairs              1999         130,446          23,100              --              3,750               --

----------
(1) The Company's five most highly compensated executive officers have been included for 2001 due to the comparable compensations of Dr. Chairez and Dr. Ryaby.
(2)  Other Annual Compensation includes an automobile allowance for Mr. Trotter.
(3)  Consist entirely of stock options.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

     The following table sets forth information about stock option grants during the last fiscal year to the named executive officers named in the Summary Compensation Table.

                                                INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE VALUE
                                                                                             AT ASSUMED ANNUAL RATES OF
                                                                                              STOCK PRICE APPRECIATION
                                                                                                 FOR OPTION TERM (2)
-----------------------------------------------------------------------------------------------------------------------
NAME                         NUMBER OF        % OF TOTAL                   EXPIRATION          5% ($)          10% ($)
                            SECURITIES       OPTION/SARS      EXERCISE        DATE
                            UNDERLYING        GRANTED TO      OR BASE
                           OPTIONS/SARS      EMPLOYEES IN      PRICE
                          GRANTED (#)(1)     FISCAL YEAR       ($/SH)
-----------------------------------------------------------------------------------------------------------------------
Thomas R. Trotter             300                (3)           $3.930        10/26/11             742            1,879

Sherry A. Sturman            70,000            10.40           $2.844        01/02/11         274,690          696,144
                             10,000                            $3.080        06/05/11
                             30,000                            $3.580        08/24/11
                             25,300                            $3.930        10/26/11

Shane P. Kelly               10,000             5.02           $3.080        06/05/11         149,469          378,781
                             30,000                            $3.580        08/24/11
                             25,300                            $3.930        10/26/11

Donna L. Lucchesi            60,000             9.64           $2.844        01/02/11         256,801          650,781
                             10,000                            $3.080        06/05/11
                             30,000                            $3.580        08/24/11
                             25,300                            $3.930        10/26/11

Ruben Chairez                30,000             4.25           $3.580        08/24/11         130,095          329,685
                             25,300                            $3.930        10/26/11

James T. Ryaby                300                (3)           $3.930        10/26/11             742            1,879

(1)  Consist entirely of stock options.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% or 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The potential realizable value of the foregoing options is calculated by assuming that the market price of the underlying security appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.
(3)  Less than 1 percent.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUES (1)

     The following table sets forth information with respect to the executive officers named in the Summary Compensation Table concerning option exercises during the last fiscal year and the number and value of options outstanding at the end of the last fiscal year.

                             NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                        UNDERLYING UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS AT FY-END
                               AT FY-END (#) (1)                      ($)(2)
                        ------------------------------     ------------------------------
NAME                    EXERCISABLE      UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
----                    -----------      -------------     -----------      -------------
Thomas R. Trotter         769,891            30,509          751,521            44,753
Sherry A. Sturman          20,733           138,267            6,039           228,845
Shane P. Kelly             44,512           117,988           45,544           182,815
Donna L. Lucchesi          27,516           131,884           25,532           211,000
Ruben Chairez             100,360            72,540           20,724            77,610
James T. Ryaby            118,003            68,997          138,340            18,834

----------
(1)  No SARs are outstanding.
(2) Value is based upon closing bid price of $4.89 as reported on the Nasdaq National Market for December 31, 2001, minus the exercise price, multiplied by the number of shares underlying the option.

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into an employment agreement with Mr. Trotter (effective October 20, 1997). The employment agreement provides that salary and bonuses shall be determined annually by the Compensation Committee of the Board of Directors. The Company may terminate the employee's employment with cause, in which case the Company shall be obligated to pay such employee's salary through the date of termination. If the Company terminates the employee's employment without cause, Mr. Trotter is entitled to 12 months salary.

     The Company has entered into employment agreements with each of Sherry Sturman, Shane Kelly, Donna Lucchesi, Ruben Chairez and James Ryaby. Each of these contracts provides for a one-year employment term which is automatically renewed for another year. The Company may terminate the employee's salary with cause, in which case the Company shall be obligated to pay such employee's salary through the date of termination. If the Company terminates the employee's employment without cause, the employee is entitled, upon executing a severance agreement, to 12 months of salary.

     Under the Company's stock option plans, upon the occurrence of a merger in which the Company is not the surviving entity, a sale of substantially all of the assets of the Company, an acquisition by a third party of 100% of the Company's outstanding equity securities or a similar reorganization of the Company, 75% of all unvested options will vest, with the balance vesting equally over 12 months or according to the individual's vesting schedule, whichever is earlier. Additionally, the Company's 1997 Stock Option Plan provides that, upon a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, outstanding options shall be substituted on an equitable basis for options for appropriate shares of the surviving corporation, or optionees shall receive cash in exchange for cancellation of outstanding options.

     In addition, the Board of Directors in October 2001 renewed and amended the 1999 Special Incentive/Contingent Bonus Program pursuant to which Mr. Trotter will receive a bonus of up to $2 million upon a change of control of the Company. Mr. Trotter abstained from voting on the proposal to renew and amend the 1999 plan.

     The Compensation Committee of the Board of Directors has approved a 2002 bonus plan for the Company's executive officers that provides for bonuses of up to 40-50% of base salary, depending on Company and individual performance.

PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total shareholder return on the Company's Common Stock to the cumulative total return of (i) the Standard & Poors Healthcare Medical Products and Supplies Index and (ii) the Russell 2000 Index from the date that the Company's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934 through December 31, 2001. The graph is generated by assuming that $100 was invested on December 31, 1996 in each of the Company's Common Stock, the Standard & Poors Healthcare Medical Products and Supplies Index and the Russell 2000 Index, and that all dividends were reinvested.

                                    [GRAPH]

                        12/31/96    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
                        --------    --------    --------    --------    --------    --------
OrthoLogic Corp.          $100        $ 99        $ 59        $ 46        $ 51        $ 87
Peer Group                $100        $126        $175        $180        $194        $200
Russell 2000 Index        $100        $121        $116        $139        $137        $135

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to disclose any failure to file by these dates. The Company believes that all of these filing requirements were satisfied during the year ended December 31, 2001. In making these disclosures, the Company has relied solely on written representations of those persons it knows to be subject to the reporting requirements and copies of the reports that they have filed with the SEC.

                 PROPOSAL 2: APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2001 and recommends that stockholders vote FOR ratification of such appointment. In the event of a negative vote on such ratification, the Board will reconsider its selection.

     Deloitte & Touche LLP has audited the Company's financial statements annually since 1987. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year were $90,100.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees paid to Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES

     The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001 were $268,430 for tax preparation and tax consulting on various items.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's Annual Meeting for the fiscal year ending December 31, 2002 must be received by the Company no later than December 13, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Additionally, if a stockholder wishes to present to the Company an item for consideration as an agenda item for a meeting without inclusion in the proxy statement, he must timely give notice to the Secretary and give a brief description of the business desired to be discussed. To be timely for the 2003 Annual Meeting, our bylaws require that such notice must have been delivered to or mailed to and received by the Company between 60 and 90 days prior to the 2003 Annual Meeting. If we do not publicly announce our meeting date or give notice of our meeting date at least 70 days before our 2003 Annual Meeting, shareholders may submit items for consideration as agenda items until 5:00 pm on the 15th day after the public disclosure or notice.


April 15, 2002                                            THE BOARD OF DIRECTORS

                                ORTHOLOGIC CORP.
                                      PROXY
                       2002 ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Thomas R. Trotter and Sherry A. Sturman, and each or either of them, as Proxies, with full power of substitution, to represent and to vote, as designated below, all shares of Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of OrthoLogic Corp. to be held on May 17, 2002, or any adjournment thereof, hereby revoking any proxy previously given.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR PROPOSALS 1, 2 and 3.

                     (Continued and to be dated and signed on the reverse side.)

                         ORTHOLOGIC CORP.
                         P.O. BOX 11365
                         NEW YORK, N.Y. 10203-0365

--------------------------------------------------------------------------------
1.   ELECTION OF CLASS II DIRECTORS for terms expiring in the year 2005

     FOR all nominees listed below (except as marked to the contrary below) [ ]

     WITHHOLD AUTHORITY to vote for all nominees listed below [ ]

Nominees: John M. Holliman III and Augustus A. White III, M.D., Ph.D. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For" box and write the nominee's name on the exceptions line below.) Exceptions _____________________________________________________________________

2.   PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP

     FOR [ ]             AGAINST [ ]              ABSTAIN [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, all as set forth in the Notice and Proxy Statement relating to this meeting, receipt of which is hereby acknowledged.

                                        Change of Address and
                                        or Comments Mark Here [ ]

                    Please sign exactly as name appears to the left. Where shares are held by more than one owner, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.

                    Dated:__________________________________________, 2002

                    ____________________________________________________________
                                             Signature

                    Votes must be indicated in Black or Blue ink.

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)